SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2010

DOVER MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway, Dover, Delaware 19901

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on April 28, 2010, John W. Rollins, Jr. and Eugene W. Weaver were re-elected as directors by our stockholders. Directors whose terms of office continued after the meeting were Henry B. Tippie, Denis McGlynn, Patrick J. Bagley, R. Randall Rollins, Jeffrey W. Rollins and Kenneth K. Chalmers.

Nominee	Votes For	Votes Withheld	Shares Not Voted
Election of John W. Rollins, Jr.	193,953,949	3,859,081	5,507,828
Election of Eugene W. Weaver	193,954,237	3,858,793	5,507,828

Additionally, a stockholder proposal to eliminate the restrictions on the transferability of Class A Common Stock set forth in our Bylaws was defeated by our stockholders with 191,731,870 votes against, 6,035,638 votes for and 5,553,350 shares not voted. All Class A Common Stock voted against.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: April 29, 2010